Paulson Investment's 29th Annual Westergaard SmallCap Conference to Showcase Emerging Industry Leaders

Hosted by Paulson Investment Company, Inc. and Dutton Associates, Event Scheduled for Monday, November 6, 2006 in New York City

NEW YORK, NY -- 10/11/2006 -- Paulson Investment Company, Inc., a wholly owned subsidiary of Paulson Capital Corp. ("Paulson") (NASDAQ: PLCC), and Dutton Associates are pleased to announce that Paulson Investment's 29th Annual Westergaard SmallCap Conference will showcase small and emerging growth companies focused on establishing leadership in a broad range of industry sectors, including alternative energy, security, technology, pharmaceutical, biotechnology, environmental and consumer products. Founded in 1978 by noted small cap analyst John Westergaard, this conference provides a venue for select small cap companies to share detailed insight into their business operations, short and long term growth strategies, and industry vision. Hundreds of investment professionals are expected to attend the one-day conference. For more information or to register for the event, please visit www.westergaardsmallcap.com.

EVENT AT A GLANCE:

WHEN:      Monday, November 6, 2006 from 8:00 A.M. to 5:00 P.M. ET

WHERE:     Waldorf-Astoria Hotel
           301 Park Avenue (Between 49th and 50th)
           New York City

KEYNOTE
SPEAKER:   Lawrence Kudlow, host of the primetime CNBC show "Kudlow &
           Company," Economics Commentator for CNBC and Contributing
           Editor, Columnist and Economics Editor for National Review.
           A nationally syndicated columnist, he is the author of "American
           Abundance: The New Economic and Moral Prosperity."
This year's conference will play host to companies scheduled to give multiple presentations throughout the day to small, informal groups of investment professionals. Confirmed presenting companies will include:
American Mold Guard, Inc. (NASDAQ: AMGI)
Ampex Corporation (NASDAQ: AMPX)
Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (BSX: AKC)
AspenBio Pharma, Inc. (OTCBB: APNB)
AVI BioPharma, Inc. (NASDAQ: AVII)
Baldwin Technology Co., Inc. (AMEX: BLD)
Charles & Colvard, Ltd. (NASDAQ: CTHR)
Converted Organics, Inc. (Not publicly traded)
DayStar Technologies, Inc. (NASDAQ: DSTI)
DXP Enterprises, Inc. (NASDAQ: DXPE)
Elron Electronics Industries Ltd. (NASDAQ: ELRN)
GigaBeam Corporation (NASDAQ: GGBM)
Green Plains Renewable Energy, Inc. (NASDAQ: GPRE)
Harbin Electric, Inc. (OTCBB: HRBN)
ICOP Digital, Inc. (NASDAQ: ICOP) (NYSE Arca: ICOP)
INX, Inc. (NASDAQ: INXI)
Lumera Corporation (NASDAQ: LMRA)
Memry Corporation (AMEX: MRY)
Morphosys AG (FRANKFURT: MOR) (Prime Standard Segment, TecDAX)
Midway Gold Corp. (TSX: MDW)
Nymox Pharmaceutical Corporation (NASDAQ: NYMX)
QPC Lasers, Inc. (OTCBB: QPCI)
Schumet Industries, Inc. (OTCBB: SHMT)
Taser International, Inc. (NASDAQ: TASR)
Universal Guardian Holdings, Inc. (OTCBB: UGHO)
Vaughan Foods (Not publicly traded)
To date, supporting corporate sponsors include:
Gold Level
Elite Financial Communications Group, LLC
RBC Dain Rauscher, Inc.

Silver Level
Capital IQ, Inc.
LANE PR
Research in Motion (BlackBerry)
Thomson Financial
ValueRich
Vintage Filings, LLC
Investment professionals interested in attending the Conference must pre-register by visiting www.westergaardsmallcap.com. If you have questions, please contact Kellie Davis, Paulson Investment Company, Inc. at 503-243-6000 or via email at conference@paulsoninvestment.com; or Melissa Boyink, Elite Financial Communications Group, at 407-585-1080 or via email at Melissa@efcg.net.

About Dutton Associates

Dutton Associates is one of the largest issuer-paid equity research firms in the United States and its investment performance is ranked comparable to that of the top Wall Street firms. Its analysts, primarily CFAs with over 20 years of experience at the major securities firms, are among the most experienced on Wall Street. The Company offers high-quality, independent, fundamental research on small cap public companies.

About Paulson Capital Corp.

Paulson Capital Corp. is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company, Inc. is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten nearly 160 public and private offerings and has generated more than $1 billion for client companies.

Paulson Investment Company, Inc. was the managing underwriter for the initial and/or secondary public offerings for one or more of the companies affiliated with this conference. Paulson Investment Company, Inc. may make a market in one or more of the securities affiliated with this conference. These markets may, however, be changed at any time without notice. Individuals associated with Paulson Investment Company, Inc., and its officers and/or directors may hold shares in companies affiliated with this conference and may increase or decrease such holdings without notice. The contents of the presenting company's profiles on this site were prepared by Dutton Associates and are not to be construed as a solicitation to buy or sell any securities. Paulson Investment Company, Inc. does not warranty, guarantee or make any representations, or assume any liability with regard to financial results based on the use of information on this site.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
or via email at plcc@efcg.net